Exhibit 10.1
Subordinated Debt Agreement
THIS AGREEMENT, (“Agreement”) made and entered into on this 29 day of January, 2008, (“Effective Date”) by and between E Energy Adams, LLC, (“EEA”) a limited liability company organized in the State of Nebraska and North Star Bank, a Corporation in the State of Minnesota (“Creditor”),
WITNESSETH:
WHEREAS, EEA intends to borrow from Creditor the sum of $2,500,000.00 (“Debt”);
AND WHEREAS, the purpose of the Debt (“Purpose”) will be to build EEA’s working capital and to cure an existing default in the terms of a certain Credit Agreement (“Senior Credit Agreement”) executed on or about August 25, 2006, by EEA in favor of Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (“Farm Credit”);
AND WHEREAS, Creditor understands and acknowledges that repayment of the Debt shall in all instances be subordinated to Farm Credit;
AND WHEREAS, EEA agrees to pay the Debt to Creditor in accordance with the terms and provisions set forth herein,
NOW THEREFORE, in consideration of the mutual promises herein, the parties hereto agree as follows:
1	Promise to Pay. That EEA promises to pay the Debt to Creditor, together with interest, as provided herein.

2	Interest on Debt. That simple interest shall accrue on the Debt at a rate of 6.50% per annum (“Interest”) from the Effective Date until the Debt is paid in full (“Final Payment)

3	Repayment of Debt. That the Debt, together with the Interest, shall be due and payable as follows:
.1
Minimum Payments for first two years. Until the date that is two years after the Effective Date (“Second Anniversary”), EEA shall make minimum annual payments of a sum which is not less than unpaid accrued Interest (“Minimum Payments”); PROVIDED HOWEVER, EEA shall have the right but not the obligation to make payments which have the effect of reducing or completely repaying the Debt. The Minimum Payments shall be made on the last day of each fiscal year after the Effective Date.

Subordinated Debt Agreement
E Energy Adams, LLC/[Creditor]

.1
Restrictions on Minimum Payments. Payment of any Minimum Payment shall be subject to EEA’s continued compliance with the Senior Credit Agreement on a pro forma basis after assuming payment of each Minimum Payment.

.2
Payments after Third Anniversary. The unpaid balance of the Debt on the Second Anniversary shall be amortized over five years on an annual payment basis. The resulting payment amount (“Annual Installment”) shall be paid by EEA to Creditor beginning on the date one year after the Second Anniversary and after receipt of the annual audit and continuing on the same date of each subsequent year (“Payment Date”) until the 5th Payment Date (“Maturity Date”), at which time all unpaid principal and interest accrued thereon shall be due and payable.

.3
Restrictions on payment of Annual Installment. Payment of any Annual Installment shall be subject to EEA’s continued compliance with the Senior Credit Agreement on a pro forma basis after assuming payment of each Annual Installment.

.4
Receipt of unauthorized payments held in trust. In the event Creditor shall receive any payments which Creditor is not entitled to receive under the provisions of the foregoing paragraphs, Creditor will hold the amount so received in trust for Farm Credit and will forthwith turn over such payment to Farm Credit in the form received (except for the endorsement of Creditor where necessary) for application on the Senior Credit Agreement, whether due or not due, in such manner of application as Farm Credit may deem appropriate.

4
Debt Cap under Other Subordinated Debt Agreements. That the aggregate principal amount of debt owed by EEA to Creditor under this Agreement and to third parties under Other Subordinated Debt Agreements shall not exceed the sum of $2,500,000.00. This provision shall in no manner be construed to prohibit or restrict EEA from contracting additional debt with third parties so long as such debt is structurally subordinated to the Debt.

5	Default. That EEA shall be in default of this Agreement upon the occurrence of any of the following (“Event of Default”):

Subordinated Debt Agreement
E Energy Adams, LLC/[Creditor]

.1	Failure to pay Debt. EEA fails to pay any Minimum Payment or any Annual Installment.

.2	Default in other agreements. EEA defaults in the terms of any other agreement between EEA and Creditor.

.3	Bankruptcy. Proceedings in federal bankruptcy court are initiated by or against EEA.
6
Creditor’s Remedies in Event of Default. That in an Event of Default, Creditor shall have the right, subject at all times to paragraph §7 of this Agreement, to any or all of the following remedies (“Remedies”):

.1	Acceleration of maturity. Creditor may declare any or all unpaid portions of the Debt immediately due and payable without prior notice.

.2	Availability of remedies under Nebraska law. Creditor shall have all remedies available to a creditor under the Nebraska Uniform Commercial Code.

.3
Addition of attorney fees. Creditor may add to the Debt Creditor’s attorney fees incurred in collecting the Debt to the maximum extent allowed by law, and EEA agrees to pay such fees as a component of the Debt.

7
Restrictions on Exercise of Remedies. That no Remedy may be exercised until all amounts due to Farm Credit under the Senior Credit Agreement and instruments ancillary to the Senior Credit Agreement have been paid in full.

8
Expansion of Definition of “Senior Credit Agreement.” That as used in this Agreement, the term “Senior Credit Agreement” shall also be deemed to refer to any amendment, extension, or modification of the Senior Credit Agreement.

9	Creditor’s Representations and Warranties. That Creditor represents and warrants as follows:
.1
No federal registration. Creditor understands that neither this Agreement nor any other instrument or agreement delivered pursuant to this Agreement have been registered under the federal Securities Act of 1933 and that EEA is entering into this transaction with Creditor based on written representations given contemporaneously by Creditor to EEA, including without limitation the Acknowledgment section of the Disclosure Statement.

Subordinated Debt Agreement
E Energy Adams, LLC/[Creditor]

.2	No state registration. This Agreement has not been registered under the Nebraska Uniform Securities Act or the securities laws of any other state.
10
No Waiver of Rights. That no delay or failure on the part of any party hereto in exercising any right, power, or privilege under this Agreement, or under any other instrument or document given in connection with or pursuant to this Agreement, shall impair any such right, power, or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power, or privilege shall preclude the further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege. No other acts or failures to act by any party, including, without limitation, any investigation or inspection by or on behalf of such party, shall be deemed to constitute a waiver, extension, or acknowledgment by such party of compliance with any representation, warranty, condition, agreement, or indemnification set forth in this Agreement. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

11
Savings Clause. That if any provision of this Agreement or the application of a provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of the provision to persons or circumstances other than those to which it was held invalid, shall not be affected thereby, and a court of proper jurisdiction is authorized to limit the application of any provision if it is found necessary to render the provision enforceable in connection with the intent of the parties.

12
Binding Effect and Prohibition against Assignment. That this Agreement shall be binding upon the parties hereto and their respective successors in interest, and that this Agreement may not be assigned in whole or in part in any manner whatsoever without the prior express written consent of the non-assigning party.

13
Integration. That this Agreement shall constitute the entire agreement between the parties hereto with respect to the payment of the Debt. No modification or variation of this Agreement shall be valid and enforceable except by supplemental agreement in writing, executed and approved in the same manner as this Agreement.

Subordinated Debt Agreement
E Energy Adams, LLC/[Creditor]

14	Governing Law and Exclusive Venue. That the parties hereto stipulate that this Agreement shall be interpreted and enforced in accordance with the laws of the State of Nebraska.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the Effective Date.

E Energy Adams, LLC
/s/ Nick Stovall
Nick Stovall, CFO

/s/ Steve Ritt
Creditor
Vice President North Star Bank

Subordinated Debt Agreement
E Energy Adams, LLC/[Creditor]

THIS AGREEMENT, (“Agreement”) made and entered into on this 29 day of January, 2008, (“Effective Date”) by and between E Energy Adams, LLC, (“EEA”) a limited liability company organized in the State of Nebraska and North Star Bank, a Corporation in the State of Minnesota (“Creditor”), and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA, agree to the following:
•	EEA intends to borrow from Creditor the sum of $2,500,000.00 (Two million five hundred thousand) (“Debt”);

•
the purpose of the Debt (“Purpose”) will be to build EEA’s working capital and to cure an existing default in the terms of a certain Credit Agreement (“Senior Credit Agreement”) executed on or about August 25, 2006, by EEA in favor of Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (“Farm Credit”);

•
Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (“Farm Credit”); understands and agrees that North Star Bank intends to secure the Debt obligation with loan proceeds at a rate 3.00% above a money market account to be held at North Star Bank.

•
The parties hereto acknowledge that North Star Bank has a first security interest in loan proceeds via the aforementioned money market account, and that E Energy Adams, LLC has no restrictions on drawing money from said account. However, Creditor will expect E Energy Adams, LLC to provide additional collateral if the money market account falls below the then current balance of the Debt.

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Subordinated Debt Agreement
E Energy Adams, LLC/[Creditor]

E Energy Adams, LLC
/s/ Nick Stovall
Nick Stovall, CFO

North Star Bank
/s/ Steve Ritt
Steve Ritt, VP

Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA
Kathryn Frahm
Kathryn Frahm, VP